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                                                                   EXHIBIT 10.31


                INCENTIVE STOCK OPTION AGREEMENT (NON-PLAN)


     THIS AGREEMENT is made as of the 30th day of April, 1996,

BETWEEN:

          SUMMO MINERALS CORPORATION, a company duly incorporated under the laws of the Province of British Columbia, having its registered office at 860-625 Howe Street, Vancouver, B.C., V6C 2T6

          (hereinafter called the "Company")

                                                               OF THE FIRST PART

AND:

          MATTHEW J. MASON, of 860-625 Howe St.
                               -----------------------------------
          Vancouver, B.C. V6C 2T6
          --------------------------------------------------------
          (RESIDENTIAL ADDRESS, INCLUDING POSTAL (ZIP) CODE)


          (hereinafter called the "Optionee")

                                                             OF THE SECOND PART.

     WHEREAS:

A. the Optionee is a director or an employee of the Company and requires as a condition of holding such position that the parties enter into this Incentive Stock Option Agreement on the terms and conditions hereinafter set forth;

B. this incentive stock option is granted by the Company in reliance on the exemptions from registration and prospectus requirements contained in Sections 31(2)(10) and 55(2)(9) of the SECURITIES ACT (British Columbia) and Sections 35(1)(19) and 72(1)(n) of the SECURITIES ACT (Ontario); and

C. the Company has been classified as a "Resource" company by the Vancouver Stock Exchange and as a "Non-Exempt" resource company by The Toronto Stock Exchange (the "TSE").

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements herein contained the parties hereto covenant and agree as follows:

1. From the date hereof, and for so long as the Optionee shall be an employee of the Company, the Optionee shall have and be entitled to and the Company hereby grants to the

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Optionee an option to purchase all or any portion of EIGHTY-TWO THOUSAND,
FIVE HUNDRED (82,500) fully paid and non-assessable common shares (the "SHARES") of the Company from the treasury on or before April 30, 2001 at the price of ONE DOLLAR AND FIFTY-ONE CENTS ($1.51) per share provided that:

     (a) no more than 25% of the Shares may be purchased on or before April 30, 1997;
     (b) no more than a total of 50% of the Shares may be purchased on or before April 30, 1998; and
     (c) no more than a total of 75% of the Shares may be purchased on or before April 30, 1999.

2. The right to take up shares pursuant to the option herein granted is exercisable by notice in writing to the Company accompanied by a certified cheque in favour of the Company for the full amount of the purchase price of the shares being then purchased. When such payment is received, the Company covenants and agrees to issue and deliver to the Optionee share certificates in the name of the Optionee for the number of shares so purchased.

3. This is an option agreement only and does not impose upon the optionee any obligation to take up and pay for any of the shares under option.

4. The option herein granted shall be non-transferable and non-assignable by the Optionee otherwise than by Will or the law of intestacy and the option may be exercised during the lifetime of the Optionee only by the Optionee.

5. If the Optionee should die while he is either a director or an employee of the Company the option herein granted may then be exercised by his legal heirs or personal representatives to the same extent as if the Optionee were alive and either a director or an employee of the Company for a period of six
(6) months after the death of the Optionee but only for such shares as the Optionee was entitled to at the date of the death of the Optionee.

6. The Optionee represents and warrants that he is either a director or an employee of the Company or an affiliate thereof. Subject to paragraph 5 hereof, the option herein granted shall cease and become null and void following the tenth day after which the Optionee ceases to act as either a director or an employee of the Company.

7. The provisions of this agreement and the exercise of the rights hereinbefore granted to the Optionee are subject to the approvals of the British Columbia Securities Commission or, if listed thereon, the TSE and the Vancouver Stock Exchange; PROVIDED, HOWEVER, THAT in the event that such approvals are not obtained within 12 months of the date of this agreement, then this agreement shall from that date be null and void and of no further force and effect.

8. The Optionee hereby acknowledges that in the event the Optionee is an insider of the Company, the option herein granted may not be exercised in full or in part until this agreement has been approved by the members at a general meeting of the Company.

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9.  The Company hereby covenants that it will seek the approval of the members to the incentive stock option herein granted, together with any amendments thereto, at the next general meeting of the Company prior to exercise thereof by the Optionee, in accordance with the requirements of the TSE, and the Optionee warrants that he will not exercise all or any portion of the subject option until such approval is obtained.

10. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the option hereby granted is outstanding, the number of shares under option to the Optionee and the price thereof shall be deemed adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

11. The Company hereby covenants and agrees to and with the Optionee that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Optionee in the event the Optionee exercises the option herein granted.

12. If at any time during the continuance of this agreement the parties hereto deem it necessary or expedient to make any alteration or addition to this agreement, they may do so by means of a written agreement between them which will be supplemental hereto and form part hereof and which will be subject to the approval of the Exchange and the members at a general meeting of the Company and/or any requirements of the securities regulatory bodies in effect at that time.

13. This agreement may be executed in several parts in the same form and such parts as so executed will together constitute one original agreement, and such parts, if more than one, will be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

14. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, and successors.

15. Wherever the plural or masculine are used throughout this agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic where the context of the parties thereto require.

     IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of the day and year first above written.



The COMMON SEAL of         )
SUMMO MINERALS CORPORATION )
in the presence of:        )
                           )
/s/ illegible              )
-------------------------- )                  c/s
Authorized signatory

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SIGNED, SEALED AND DELIVERED )
by MATTHEW J. MASON          )
in the presence of:          )
                             )
/s/ illegible                )    /s/ Matthew J. Mason
----------------------------      ----------------------------
Witness                           Matthew J. Mason


This is page 4 to that certain Incentive Stock Option Agreement between SUMMO MINERALS CORPORATION and MATTHEW J. MASON dated as of the 30th day of April, 1996.